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                                                                     EXHIBIT 4.1



                                iPHOTONICS, INC.
                            2000 STOCK INCENTIVE PLAN


SECTION 1.     PURPOSE

        The purpose of the iPhotonics, Inc. 2000 Stock Incentive Plan (the "Plan") is to attract and retain outstanding individuals as Key Employees of iPhotonics, Inc. (the "Corporation") and its Affiliates, as hereinafter defined, and to motivate such individuals to achieve the long-term performance goals of the Corporation by providing incentives to such individuals in the form of equity ownership or monetary payments based on the value of the equity of the Corporation or its financial performance, or both, on the terms and conditions set forth herein.

SECTION 2.     DEFINITIONS

        As used in the Plan and unless the context clearly indicates otherwise, the following terms shall have the respective meanings set forth below:

               (a) "Affiliate" shall mean any entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the Corporation.

               (b) "Award" shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit or Performance Award granted under the Plan.

               (c) "Award Agreement" shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan.

               (d) "Beneficiary" shall mean the person designated by the Participant, on a form provided by the Corporation, to exercise the Participant's rights in accordance with SECTION 7(f) of the Plan in the event of death, or, if no such person is designated, the estate or personal representatives of such Participant.

               (e) "Board of Directors" shall mean the Board of Directors of the Corporation.

               (f) "Code" shall mean the Internal Revenue Code of 1986, as amended.

               (g) "Commission" shall mean the United States Securities and Exchange Commission or any successor agency.

               (h) "Committee" shall mean the Compensation Committee of the Board of Directors. The Committee initially shall be composed of the Board of Directors and, at such time as the Board of Directors shall have been expanded the Committee shall be composed of two or more directors, all of whom shall be "non-employee directors" within the meaning of Rule 16b-3 and "outside directors" within the meaning of Section 162(m)(4)(C) of the Code and any regulations issued thereunder.



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               (i) "Disability" shall mean a total and permanent disability within the meaning of the Corporation's long-term disability plan, as amended from time to time.

               (j) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

               (k) "Fair Market Value" shall mean the average of the highest and lowest selling prices of the Shares as reported on the NASDAQ National Market or such national securities exchange as may be designated by the Committee or, in the event that the Shares are not listed for trading on a national securities exchange or the NASDAQ National Market, the average of the highest and lowest quoted bid prices of the Shares as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or, if not listed on NASDAQ, the fair market value of the Shares as determined in good faith by the Board of Directors or the Committee, in any such case as of the valuation date.

               (l) "Incentive Stock Option" shall mean a stock option granted under SECTION 7(a) of the Plan that is intended to meet the requirements of
Section 422 of the Code or any successor provision thereto.

               (m) "Key Employee" shall mean any officer or other employee of the Corporation or any Affiliate who is described in SECTION 6 of the Plan.

               (n) "Non-Qualified Stock Option" shall mean a stock option granted under SECTION 7(a) of the Plan that is not intended to be an Incentive Stock Option.

               (o) "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

               (p) "Participant" shall mean a Key Employee who is designated to be granted or has received an Award under the Plan.

               (q) "Performance Award" shall mean any Award granted under
SECTION 7(e) of the Plan.

               (r) "Person" shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.

               (s) "Released Securities" shall mean Restricted Stock with respect to which all applicable restrictions have expired, lapsed or been waived.

               (t) "Restricted Stock" shall mean any Shares granted and issued under SECTION 7(c) of the Plan.

               (u) "Restricted Stock Unit" shall mean any Award granted under
SECTION 7(c) of the Plan that is denominated in Shares.




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               (v) "Restriction Period" shall mean, with respect to Restricted
Stock or Restricted Stock Units, that period of time determined by the Committee pursuant to SECTION 7(c) of the Plan.

               (w) "Retirement" shall mean termination of a Participant's employment with the Corporation or any Affiliate at his or her "normal retirement date" as defined in the Corporation's section 401(k) plan or any successor plan.

               (x) "Termination" shall mean any resignation or discharge from employment with the Corporation or any Affiliate except in the event of Disability, Retirement or death.

               (y) "Rule 16b-3" shall mean Rule 16b-3 promulgated by the Commission under the Exchange Act or any successor rule or regulation thereto.

               (z) "Share(s)" shall mean one tenth (1/10th) of one share of Class B Common Stock of the Corporation and such other securities or property as may become the subject of Awards pursuant to an adjustment made under SECTION 8 of the Plan.

               (aa) "Stock Appreciation Right" shall mean any Award granted under SECTION 7(b) of the Plan.

SECTION 3.     EFFECTIVE DATE; STOCKHOLDER APPROVAL; TERMINATION

               (a) EFFECTIVE DATE AND MEMBER APPROVAL. Subject to the approval of the Plan by the stockholders of the Corporation, intending, but not requiring, that such approval be in accordance with the provisions of Rule 16b-3, the Plan shall be effective as of April __, 2000 (the "Effective Date").

               (b) TERMINATION. The Plan shall terminate on the 10th anniversary of the Effective Date.

SECTION 4.     ADMINISTRATION

               (a) The Plan shall be administered by the Committee; provided, however, that if at any time the Committee shall not be in existence, the functions of the Committee as specified in the Plan shall be exercised by those members of the Board of Directors who qualify as "non-employee directors" under Rule 16b-3 and as "outside directors" under Section 162(m)(4)(C) of the Code and any regulations issued thereunder.

               Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority with respect to the Plan, including, without limitation, the power to:

                   (i) designate Participants;

                   (ii) determine the types of Awards to be granted to each Participant under the Plan;




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                   (iii) determine the number of Shares to be covered by (or
with respect to which payments, rights or other matters are to be calculated in connection with) Awards;

                   (iv) determine the terms and conditions of any Award;

                   (v) determine whether, to what extent, under what circumstances and the method by which Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended;

                   (vi) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee;

                   (vii) interpret and administer the Plan and any instrument or agreement relating to, and any Award made under, the Plan (including, without limitation, any Award Agreement);

                   (viii) establish, amend, suspend and waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and

                   (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

               Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan, or any Award, shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including the Corporation, any Affiliate, any Participant, any holder or Beneficiary of any Award, any stockholder and any employee of the Corporation or any Affiliate.

               (b) No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted or Award Agreement entered into hereunder, and the members of the Committee shall be entitled to indemnification and reimbursement in the manner provided in the Corporation's Charter and Bylaws, as amended from time to time.

               (c) The Committee may designate persons other than its members to carry out its responsibilities under such conditions or limitations as it may set, except that the Committee may not delegate: (i) its authority with regard to Awards (including decisions concerning the timing, pricing and amount of Awards) granted to Key Employees who are officers or directors for purposes of
Section 16(b) of the Exchange Act; or (ii) its authority pursuant to SECTION 8 to amend the Plan.

SECTION 5.     GRANTS OF AWARDS; SHARES AVAILABLE FOR AWARD

               (a) The Committee may, from time to time, grant Awards to one or more Key Employees; provided, however, that:




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                   (i) subject to any adjustment pursuant to SECTION 8, the
aggregate number of Shares available with respect to which Awards may be granted under the Plan shall be 7,500,000 Shares (i.e., 750,000 shares of Class B Common Stock);

                   (ii) to the extent that any Shares covered by an Award granted under the Plan, or to which any Award relates, are forfeited, or if an Award otherwise terminates, expires or is canceled prior to the delivery of all of the Shares or of other consideration issuable or payable pursuant to such Award, then the number of Shares counted against the number of Shares available under the Plan in connection with the grant of such Award, to the extent of any such forfeiture, termination, expiration or cancellation, shall be available for granting of Awards under the Plan;

                   (iii) Shares which have been issued, or any other shares of the equity of the Corporation which a Participant tenders to the Corporation in satisfaction of income and payroll tax withholding obligations or in satisfaction of the exercise price of any Award shall be available for granting of Awards under the Plan;

                   (iv) notwithstanding anything herein to the contrary, the Committee may limit the application of SECTIONS 5(ii) AND 5(iii) in any manner that it considers necessary or appropriate to ensure that the Plan complies with the requirements of Rule 16b-3 under the Exchange Act or any successor provision; and

                   (v) notwithstanding anything herein to the contrary, any Shares ceasing to be subject to an Award due to the exercise of an Award or expiration of a Restriction Period shall no longer be available for granting of Awards under the Plan.

               (b) For purpose of this SECTION 5:

                   (i) if an Award is denominated in Shares, the number of Shares covered by such Award, or to which such Award relates, shall be counted on the date of grant of such Award against the number of Shares available for granting of Awards under the Plan; and

                   (ii) if an Award is not denominated in Shares, the number of Shares shall be counted on the date of grant of such Award against the number of Shares available for granting Awards under the Plan equal to the quotient of the Fair Market Value (calculated as of the date of grant) of the maximum amount of cash or other consideration payable pursuant to such Award, divided by the Fair Market Value of one Share on the date of grant.

               (c) Any Shares delivered by the Corporation pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares. In determining the size of any Award, the Committee may take into account a Participant's responsibility level, performance, potential, cash compensation level, the Fair Market Value of the Shares at the time of the Award and such other considerations as it deems appropriate.




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SECTION 6.     ELIGIBILITY

               Any Key Employee, including any executive officer or employee-director of the Corporation or any Affiliate, who is not a member of the Committee and who, in the opinion of the Committee, contributes to the continued growth, development and financial success of the Corporation or an Affiliate shall be eligible to be designated as a Participant.

SECTION 7.     AWARDS

               (a) OPTIONS. The Committee is hereby authorized to grant Options to Participants in the form of either Non-Qualified Stock Options or Incentive Stock Options with the terms and conditions set forth in this SECTION 7 and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine.

                   (i) LIMITATIONS ON INCENTIVE STOCK OPTIONS.

                       (A) In the event the Committee grants Incentive Stock Options, the aggregate Fair Market Value (determined at the time the Incentive Stock Options are granted) of the Shares underlying any such Incentive Stock Options, together with the shares underlying any incentive stock options (as defined in Section 422 of the Code) under any other plans of the Corporation or any Affiliate, which shall be first exercisable by any one Participant shall not, during any calendar year, exceed $100,000, or such other limitation as may be provided in the Code.

                       (B) The grant of Incentive Stock Options hereunder shall be subject to guidelines adopted by the Committee with respect to the timing and size of Incentive Stock Options.

                       (C) The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder.

                   (ii) EXERCISE PRICE. The exercise price per Share purchasable under an Option shall be determined by the Committee; provided, however, that such exercise price shall not be less than the Fair Market Value of a Share on the date of grant of the Option (or, if the Committee so determines, in the case of any Option granted in tandem with or in substitution for another Award or any outstanding award granted under any other plan of the Corporation, on the date of grant of such other Award or award).

                   (iii) OPTION TERM. The term of each Option shall be fixed by the Committee; provided, however, that in no event shall the term of an Incentive Stock Option exceed a period of ten years from the date of its grant.

                   (iv) EXERCISABILITY AND METHOD OF EXERCISE. Except for such limitations as may be set forth herein, an Option shall become exercisable in such manner and within such period or periods and in such installments as shall be determined by the Committee and set forth in the Award Agreement evidencing the Option. The Committee also shall determine the method or methods by which,




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and the form or forms in which, payment of the exercise price with respect to any Option may be made or deemed to have been made.

               (b) STOCK APPRECIATION RIGHTS. The Committee is hereby authorized to grant Stock Appreciation Rights to Participants. Subject to the terms of the Plan and any applicable Award Agreement, a Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive, upon exercise thereof, the difference of (i) the Fair Market Value of one Share on the date of exercise or, if the Committee shall so determine in the case of any such right other than one related to any Incentive Stock Option, at any time during a specified period before or after the date of exercise, less (ii) the grant price of the right as specified by the Committee, which shall not be less than the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right (or, if the Committee so determines, in the case of any Stock Appreciation Right granted in tandem with or in substitution for another Award or any outstanding award granted under any other plan of the Corporation, on the date of grant of such other Award or award). Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate, including, without limitation, restricting the time of exercise of the Stock Appreciation Right to specified periods as may be necessary to satisfy the requirements of Rule 16b-3.

               (c) RESTRICTED STOCK AND RESTRICTED STOCK UNITS.

                   (i) ISSUANCE. The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Participants, such Awards, including the total number of Shares to which they pertain, to be evidenced by an Award Agreement.

                   (ii) RESTRICTIONS. Shares of Restricted Stock and Restricted Stock Units shall be issued in the name of the Participant without payment of consideration, and shall be subject to such restrictions as the Committee may impose (including, without limitation, a Restriction Period, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate. Different Restricted Stock or Restricted Stock Unit Awards may, among other things, have different Restriction Periods.

                   (iii) REGISTRATION. Any Restricted Stock granted under the Plan may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock or other certificate or certificates. In the event any stock or other certificate is issued to evidence Shares of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend (as determined by the Committee) referring to the terms, conditions and restrictions applicable to such Restricted Stock. Upon completion of the applicable Restriction Period, the related restriction or restrictions upon the Award shall expire and new certificates representing the Award shall be issued without the applicable restrictive legend described herein. Such Shares shall be delivered in accordance with the terms and conditions of such Participant's Award Agreement.




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               (d) OTHER STOCK OR STOCK-BASED AWARDS. An Award other than as described in (a) through (c) above may be granted pursuant to which Shares are, or in the future may be acquired, or which is valued or determined in whole or in part by reference to, or otherwise based upon, Shares.

               (e) CODE SECTION 162(m) REQUIREMENTS. The Committee in its sole discretion shall determine whether Awards made pursuant to the Plan shall be designed to meet the requirements of performance-based compensation within the meaning of Section 162(m) of the Code and any regulations issued thereunder.

               (f) TERMINATION OF EMPLOYMENT. The Agreement relating to an Award will set forth provisions governing the disposition of an Award in the event of the retirement, disability, death or other termination of a Participant's employment.

               (g) ELECTION TO RECOGNIZE INCOME. If a Participant makes an election in a timely manner pursuant to Section 83(b) of the Code to recognize income for tax purposes when an Award is first made, the Participant shall notify the Corporation within 10 days of the making of such election.

               (h) GENERAL.

                   (i) AWARD AGREEMENTS. Each Award granted under the Plan shall be evidenced by an Award Agreement such form as shall be approved by the Committee.

                   (ii) AWARDS MAY BE GRANTED SEPARATELY OR TOGETHER. Awards may be granted either alone or in addition to, in tandem with, or in substitution for any other Award or any award granted under any other plan of the Corporation or any Affiliate. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Corporation or any Affiliate, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

                   (iii) FORMS OF PAYMENT UNDER AWARDS. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Corporation or any Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof, and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with the rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of interest in installments or deferred payments.

                   (iv) LIMITS ON TRANSFER OF AWARDS. No Award (other than Released Securities), except as otherwise provided by the Committee in its discretion, and no right under any such Award, shall be assignable, alienable, saleable or transferable by a Participant otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of ERISA (or, in the case of an Award of Restricted Stock, to the Corporation); provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a Beneficiary to exercise the rights of the Participant, and to receive any property distributable with respect to




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any Award upon the death of the Participant. Each Award, and each right under any Award, shall be exercisable, during the Participant's lifetime, only by the Participant or, if permissible under applicable law, by the Participant's guardian or legal representative. No Award (other than Released Securities), and no right under any such Award, may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Corporation or any Affiliate.

                   (v) TERM OF AWARDS. Except as otherwise provided herein, the term of each Award shall be for such period as may be determined by the Committee.

                   (vi) SHARE CERTIFICATES AND REPRESENTATION BY PARTICIPANTS. All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Commission, any stock exchange or other market upon which such Shares or other securities are then listed or traded, and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be inscribed upon any such certificate(s) to make appropriate reference to such restrictions. The Committee may require each Participant or other Person who acquires Shares or other securities under the Plan to represent to the Corporation in writing that such Participant or other Person is acquiring the Shares or other securities without a view to the distribution thereof.

SECTION 8.     AMENDMENT AND TERMINATION; ADJUSTMENTS; CORRECTIONS

               (a) AMENDMENTS TO THE PLAN. The Committee may, at any time or from time to time, amend, alter, suspend, discontinue or terminate the Plan in whole or in part; provided, however, that no amendment, alteration, suspension, discontinuation or termination of the Plan shall in any manner (except as otherwise provided in this SECTION 8) adversely affect the rights of any Participant under any Award granted and then outstanding under the Plan, without the consent of the respective Participant; provided further, however, that any amendment which under the requirements of applicable law or stock exchange or NASDAQ rule or policy must be approved by the stockholders of the Corporation shall not be effective unless and until such stockholder approval has been obtained in compliance with such law. No termination or amendment of the Plan may, without the consent of the Participant to whom an Award has been granted, adversely affect the rights of such Participant under such Award.

               (b) CERTAIN ADJUSTMENTS OF AWARDS.

                   (i) In the event the Corporation or any Affiliate shall assume outstanding employee awards or the right or obligation to make future such awards in connection with the acquisition of another business or business entity, the Committee may make such adjustments in the terms of Awards, not inconsistent with the terms of the Plan, as it shall deem appropriate in order to achieve reasonable comparability or other equitable relationship between the assumed awards and the Awards granted under the Plan, as so adjusted.

                   (ii) In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock




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split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Corporation, issuance of warrants or other rights to purchase Shares or other securities of the Corporation, or other similar corporate transaction, change in applicable laws, regulations or financial accounting principles or other event affects the Shares, such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee may, in such manner as it may deem equitable, adjust any or all of: (A) the number and type of Shares (or other securities or property) which thereafter may be made the subject of Awards under the Plan; (B) the number and type of Shares (or other securities or property) subject to outstanding Awards; and (C) the grant, purchase or exercise price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, in each case, that with respect to Awards of Incentive Stock Options, no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate
Section 422(b)(1) of the Code or any successor provision thereto; provided further, that the number of Shares subject to any Award denominated in Shares shall always be a whole number. The foregoing adjustments shall be determined by the Committee in its sole discretion.

               (c) CORRECTION OF DEFECTS, OMISSIONS AND INCONSISTENCIES. The Committee may correct any defect, supply any omission or reconcile any inconsistency in any Award or Award Agreement in the manner and to the extent it shall deem desirable to carry the Plan into effect.

SECTION 9.     GENERAL PROVISIONS

               (a) NO RIGHTS TO AWARDS. No Key Employee, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Key Employees, Participants or holders or Beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each Participant.

               (b) WITHHOLDING. No later than the date as of which an amount first becomes includable in the gross income of a Participant for federal income tax purposes with respect to any Award under the Plan, the Participant shall pay to the Corporation, or make arrangements satisfactory to the Corporation regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations arising with respect to Awards under the Plan may be settled with Shares (other than Restricted Stock), including Shares that are part of, or are received upon exercise of, the Award that gives rise to the withholding requirement. The obligations of the Corporation under the Plan shall be conditioned on such payment or arrangements, and the Corporation and any Affiliate shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant. The Committee may establish such procedures as it deems appropriate for the settling of withholding obligations with Shares, including, without limitation, the establishment of such procedures as may be necessary to satisfy the requirements of Rule 16b-3.

               (c) ACCELERATION. Except as otherwise provided hereunder, the Committee may, in its discretion, accelerate the time at which an outstanding Award granted hereunder may be exercised. With respect to Restricted Stock, in the event of a public tender offer for all or any portion of the Shares of the Corporation, or in the event that any proposal to merge or consolidate the Corporation with another entity is

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submitted to the stockholders of the Corporation for a vote, the Committee, in its sole discretion, may shorten or eliminate the Restriction Period consistent with the best interests of the Corporation.

               (d) NO RIGHT TO EMPLOYMENT. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Corporation or any Affiliate. Further, the Corporation or any Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

               (e) UNFUNDED STATUS OF THE PLAN. Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Corporation and any Participant or other Person. To the extent any Person holds any right by virtue of the grant of an Award under the Plan, such right (unless otherwise determined by the Committee) shall be no greater than the right of an unsecured general creditor of the Corporation.

               (f) GOVERNMENT AND OTHER REGULATIONS. The obligation of the Corporation to make payment of Awards in Shares or otherwise shall be subject to all applicable laws, rules and regulations, and to such approvals by any government agencies as may be required. If Shares awarded hereunder may in certain circumstances be exempt from registration under the Securities Act of 1933, as amended, the Corporation may restrict its transfer in such manner as it deems advisable to ensure such exempt status.

               (g) NO RESTRICTION ON RIGHT OF CORPORATION TO EFFECT CORPORATE CHANGES. The Plan shall not affect in any way the right or power of the Corporation or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Corporation's capital structure or its business, or any merger or consolidation of the Corporation, or any issue of stock or options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Shares or the rights thereof or which are convertible into or exchangeable for the Shares, or dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

               (h) GOVERNING LAW. The validity, construction and effect of the Plan, and any rules and regulations relating to the Plan, shall be determined in accordance with the laws of the State of Maryland, exclusive of its conflicts of law provisions, and applicable Federal law.

               (i) SEVERABILITY. If any provision of the Plan, any Award Agreement or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan, any Award Agreement or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, the Award Agreement or the Award, such provision shall be stricken as to such jurisdiction, Person or Award, and the remainder of the Plan, such Award Agreement and such Award shall remain in full force and effect.

               (j) NO FRACTIONAL SHARES. No fractional Shares shall be issued or delivered pursuant to the Plan, any Award Agreement or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

               (k) HEADINGS. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

            AMENDMENT TO iPHOTONICS, INC. 2000 STOCK INCENTIVE PLAN

        THIS AMENDMENT TO IPHOTONICS, INC. 2000 STOCK INCENTIVE PLAN (this "Amendment") is made this ___ day of October, 2000, by the Board of Directors (the "Board") of iPHOTONICS, INC. (the "Corporation").

        WHEREAS, the Corporation adopted the iPhotonics 2000 Stock Incentive Plan (the "Plan") on April 14, 2000 (all capitalized terms not otherwise defined in this Amendment shall have the meanings assigned to them in the Plan); and

        WHEREAS, the Plan gives the Board (which is serving as the "Committee" under the Plan) the general authority to amend the Plan in accordance with
Section 8(a) thereof, as well as the specific authority to amend the Plan in the event of a recapitalization in accordance with Section 8(b)(ii) thereof; and

        WHEREAS, the Board wishes to amend the Plan, upon the terms set forth herein;

        NOW, THEREFORE, in consideration of the foregoing, the Plan is amended as follows:

        1. AMENDMENT TO THE PLAN. The Plan is amended as follows:

           1.1. By deleting Section 2(z) and substituting the following in lieu thereof:

                "(z) "Share(s)" shall mean one (1) of one share of the Common Stock of the Corporation and such other securities or property as may become the subject of Awards pursuant to an adjustment made under
        SECTION 8 of the Plan."

           1.2. By deleting Section 5(a)(i) and substituting the following in lieu thereof:

                     "(i) subject to any adjustment pursuant to SECTION 8, the aggregate number of Shares available with respect to which Awards may be granted under the Plan shall be 750,000 Shares of Common Stock;"

        2. AWARDS UNDER THE PLAN. All Awards hereafter granted under the Plan shall use the amended definition of "Shares." All prior Awards shall be interpreted using the former definition of "Shares" (namely, 1/10th of a share of common stock) unless the Participant has executed an addendum to his or her Award agreement adopting the new definition and evidencing an adjustment to the Award to reflect such new definition.

        3. EFFECT OF AMENDMENT. This Amendment is intended to modify the provisions of the Plan. In the event that there is a conflict between the terms of the Amendment and the Plan, the parties intend that the provisions of this Amendment should govern their respective rights and obligations. Except as hereby amended, all other terms and conditions of the Plan remain unchanged and in full force and effect.

        IN WITNESS WHEREOF, the members of the Board have each executed this Amendment as of the day and year first above written.



                                       ---------------------------------------


                                       ---------------------------------------


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                                        2

                                SECOND AMENDMENT
                                       TO
                   iPHOTONICS, INC. 2000 STOCK INCENTIVE PLAN


        THIS SECOND AMENDMENT TO IPHOTONICS, INC. 2000 STOCK INCENTIVE PLAN (this "Amendment") is made this ___ day of ___________, 2001, by the Board of Directors (the "Board") of iPHOTONICS, INC. (the "Corporation").

        WHEREAS, the Corporation adopted the iPhotonics 2000 Stock Incentive Plan on April 14, 2000, which was amended by the Amendment to iPhotonics, Inc. 2000 Stock Incentive Plan on October 6, 2000 (collectively, the "Plan;" all capitalized terms not otherwise defined in this Amendment shall have the meanings assigned to them in the Plan); and

        WHEREAS, on November 17, 2000, the Board approved a 3 for 1 stock dividend with respect to the Corporation's Common Stock (the "Stock Dividend"); and

        WHEREAS, the Plan gives the Board (which is serving as the "Committee" under the Plan) the authority to amend the Plan in the event of a dividend in accordance with Section 8(b)(ii) thereof; and

        WHEREAS, in accordance with its authority under the Plan, the Board has adjusted the stock options already outstanding to Participants to reflect the effect of the Stock Dividend, and similarly desires to increase the number of shares of the Corporation's Common Stock subject to Awards under the Plan;

        NOW, THEREFORE, in consideration of the foregoing, the Plan is amended as follows:

        1. AMENDMENT TO THE PLAN. The Plan is amended as follows:

        By deleting Section 5(a)(i) and substituting the following in lieu thereof:

                     "(i) subject to any adjustment pursuant to SECTION 8, the aggregate number of Shares available with respect to which Awards may be granted under the Plan shall be 3,000,000 Shares of Common Stock;"

        2. EFFECT OF AMENDMENT. This Amendment is intended to modify the provisions of the Plan. In the event that there is a conflict between the terms of the Amendment and the Plan, the parties intend that the provisions of this Amendment should govern their respective rights and obligations. Except as hereby amended, all other terms and conditions of the Plan remain unchanged and in full force and effect.

        THE MEMBERS OF THE BOARD OF DIRECTORS have approved this Amendment at a duly constituted meeting of the Board of Directors as of the day and year first above written.